UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     September 22, 2016

Heritage Oaks Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 22, 2016, Heritage Oaks Bancorp (NASDAQ:HEOP) (the "Company"), scheduled a conference call on October 28, 2016, at 8:00 a.m. Pacific Time to discuss the Company's operating results for the third quarter ending September 30, 2016. The details regarding the conference call are included below and in our press release dated September 22, 2016.

Conference Call

The Company will host a conference call to discuss the (Q3) third quarter results at 8:00 a.m. Pacific Time on Friday, October 28, 2016. Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 363-5052 (International Dial-In Number: (914) 495-8600) and entering the conference ID 86200162, or via on demand webcast. A link to the webcast will be available on Heritage Oaks Bancorp's website at www.heritageoaksbancorp.com. A replay of the call will be available on Heritage Oaks Bancorp's website later that day and will remain on its site for up to 14 calendar days. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated September 22, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this notice to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016

Heritage Oaks Bancorp

By:	/s/Jason Castle
Jason Castle
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 22, 2016.